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                                                                    EXHIBIT 5(a)

    METLIFE
    [VARIABLE PENSION BUILDER(SM)]
    GROUP ANNUITY APPLICATION
    A VARIABLE INCOME ANNUITY

    This is an application for coverage under a group annuity contract. Please read the accompanying instructions carefully before completing this form.

1   EMPLOYER
    _______________________                      _______________________________
    Employer                                     Employee Number (if applicable)

2   ANNUITANT/OWNER

    ___________________________________________  _______________________________
    First name     Middle initial    Last name   Daytime phone number

    ___________________________________________  _______________________________
    Street address                               Evening phone number

    ___________________________________________  _______________________________
    City          State        Zip code          Social Security Number

    _________________________________________
    E-Mail Address

    Date of Birth (Month/Day/Year)_________________________________________

    Gender:               [ ] Male          [ ] Female
    Marital Status:       [ ] Married       [ ] Unmarried or legally separated

3   BENEFICIARY DESIGNATION

    PRIMARY BENEFICIARY(IES)

      Any payments due will be made to the beneficiary listed below.

      __________________________________________________________________________
      Name         Relationship          Percentage*      Social Security Number

      __________________________________________________________________________
      Name         Relationship          Percentage*      Social Security Number

      __________________________________________________________________________
      Name         Relationship          Percentage*      Social Security Number

         * Percentages must be in whole numbers and total 100%

    CONTINGENT BENEFICIARY(IES)

      __________________________________________________________________________
      Name         Relationship          Percentage*      Social Security Number

      __________________________________________________________________________
      Name         Relationship          Percentage*      Social Security Number

      __________________________________________________________________________
      Name         Relationship          Percentage*      Social Security Number

                               [Variable Builder Non-Qualified] Application Form


Form G.20394
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                                       2

         *Percentages must be in whole numbers and total 100%

4   CONTRIBUTION INFORMATION

    Please enter the amount you would like to contribute each month via payroll deduction. Your monthly contribution will be divided equally among pay periods.

         Monthly payroll deduction amount $__________________(minimum amount is [$50])

5   INVESTMENT OBJECTIVE AND CONTRIBUTION ALLOCATION

     Check only one:

     [ ] Conservative
     [ ] Moderate
     [ ] Aggressive

    Indicate the percentage of your contribution that you want allocated to each of the funding options available.

    You may change your allocation at any time. The funding options are listed below by their approximate degree of risk from conservative to aggressive. Note that these allocations will be used when you enroll and will apply to each of your purchases until you make a change.

                      Percentages must be in whole numbers.

                              FIXED INCOME ANNUITY
                              --------------------

                            ____% Fixed Income Option

                      [ VARIABLE INCOME ANNUITY PORTFOLIOS
                      ------------------------------------

CONSERVATIVE                                             MODERATE TO AGGRESSIVE (CONT'D)
____% Salomon Brothers U.S. Government                   ____% MetLife MidCap Stock Index
                                                         ____% Harris Oakmark Focused Value
CONSERVATIVE TO MODERATE                                 ____% Neuberger & Berman Partners Mid Cap Value
____% Lehman Brothers(R) Aggregate Bond Index            ____% FI Mid Cap Opportunities
____% PIMCO Total Return                                 ____% FI Value Leaders
____% State Street Research Bond Income                  ____% State Street Research Large Cap Value
                                                         ____% Met/AIM Mid Cap Core Equity
MODERATE                                                 ____% State Street Research Large Cap Growth
____% Salomon Brothers Strategic Bond
      Opportunities
____% State Street Research Diversified                  AGGRESSIVE
____% MFS Total Return                                   ____% State Street Research Aggressive Growth
____% Neuberger Berman Real Estate                       ____% T. Rowe Price Mid Cap Growth
____% Lord Abbett Bond Debenture                         ____% Loomis Sayles Small Cap
                                                         ____% Russell 2000(R) Index
MODERATE TO AGGRESSIVE                                   ____% State Street Research Aurora
____% American Funds Growth - Income                     ____% Franklin Templeton Small Cap Growth
____% MetLife Stock Index                                ____% T. Rowe Price Small Cap Growth
____% MFS Investors Trust                                ____% PIMCO PEA Innovation
____% State Street Research Investment Trust             ____% Scudder Global Equity
____% Davis Venture Value                                ____% MFS Research International
____% Harris Oakmark Large Cap Value                     ____% Morgan Stanley EAFE(R)Index
____% American Funds Growth                              ____% FI International Stock
____% Janus Aggressive Growth                            ____% American Funds Global Small Capitalization
____% Met/Putnam Voyager                                 ____% Met/AIM Small Cap Growth
____% T. Rowe Price Large Cap Growth                     ____% Harris Oakmark International]

                               [Variable Builder Non-Qualified] Application Form

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                                       3

                        TOTAL ALLOCATION MUST EQUAL 100%

6   ASSUMED INVESTMENT RETURN (AIR)

    The Assumed Investment Return (AIR) is a `benchmark' rate used to initially determine the projected amount of the first variable income payment. The AIR is also a benchmark that is used to calculate the performance of an investment for subsequent variable income payments.

      Check only one

        [  [ ] 3%
           [ ] 4%
           [ ] 5%
           [ ] 6%]

    [(NOTE: The Assumed Investment Return (AIR) will be used to determine the benefit amount of your variable income annuity purchased by each contribution and is compared at the time of each benefit payment against the actual investment returns you achieve, to determine future changes in that amount. If your investment returns exceed your AIR and Separate Account charges, the amount will increase. If your AIR and Separate Account charges are greater than your investment returns, the amount will decrease. Please note that choosing a higher AIR will result in a larger initial amount, but will make future increases more difficult to achieve than if you had chosen a lower AIR. You can change your AIR at the time before you elect to commence your income annuity payments]

7   EXPECTED INCOME PAYMENT START AGE

    Please enter the age at which you expect MetLife to begin making payments to you.

               Expected Income Payment Start Age_________________

8   ADDITIONAL INFORMATION TO MAKE YOUR CONTRIBUTION

    To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who intends to make a purchase.

    What this means for you: to accept your contribution, we need your name, address, date of birth and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

    Specify Citizenship:

    [ ] USA        [ ] Other ___________________

    _______________________________________________      _______________________
    Occupation         Annual Income                     Federal Tax Bracket

    ___________________________
    Ages of Dependents

    ID Verification:

    [ ] US Driver's License      [ ] Green Card      [ ] Passport

    [ ] Other (please specify) ___________________

    [ ] ID Issuer:_________________       ID reference no:___________________

    [ ] ID issue date:_____________       ID expiration date: _______________

    Please send a photocopy of your ID.

                               [Variable Builder Non-Qualified] Application Form

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                                       4

    Net Worth (excluding value of primary residence):

    [ ] $0 - 9,999         [ ] $10,000 - 19,999    [ ] $20,000 - 39,999
    [ ] $40,000 - 69,999   [ ] $70,000 - 99,999    [ ] $100,000 - 249,999
    [ ] $250,000+

    Are you an associated person of a broker-dealer?    [ ] Yes [ ] No

9   SIGNATURE OF ANNUITANT/OWNER

    NOTICE TO ANNUITANT/OWNER

    FLORIDA RESIDENTS ONLY Any person who knowingly and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

    ARKANSAS, DISTRICT OF COLUMBIA, KENTUCKY, LOUISIANA, MAINE, OHIO, AND PENNSYLVANIA RESIDENTS ONLY Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or submits a claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

    COLORADO RESIDENTS ONLY It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance of Regulatory Agencies.

    NEW JERSEY RESIDENTS ONLY Any person who includes any false or misleading information is subject to criminal and civil penalties.

    NEW MEXICO RESIDENTS ONLY Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

    OKLAHOMA RESIDENTS ONLY Any person who knowingly, and with the intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete, or misleading information is guilty of a felony.

    TENNESSEE RESIDENTS ONLY It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

    [ I HEREBY REPRESENT MY ANSWERS TO THE ABOVE QUESTIONS TO BE CORRECT AND TRUE TO THE BEST OF MY KNOWLEDGE AND BELIEF. I UNDERSTAND THAT THIS ANNUITY ONLY PERMITS ONE WITHDRAWAL THAT MUST OCCUR DURING THE 60 DAYS FOLLOWING THE START OF INCOME ANNUITY PAYMENTS. A PARTIAL REDUCTION WILL BE APPLIED PROPORTIONATELY TO BOTH THE FIXED AND VARIABLE PAYMENT OPTIONS. WITHDRAWALS WILL NOT BE SUBJECT TO ANY SURRENDER CHARGE OR WITHDRAWAL PROCESSING FEES. IN ADDITION UNDER CERTAIN CIRCUMSTANCES, A SINGLE SUM PAYMENT, CALCULATED AS DESCRIBED IN THE CERTIFICATE, WILL BE PAID. THESE INSTANCES INCLUDE:

      - The death of the owner prior to the commencement of income annuity payments. Payment will be made to the beneficiary of record, and

      - The cessation of contributions for a period of greater than 36 months with a monthly income annuity amount that is less than the minimum amount specified in the certificate.]

                               [Variable Builder Non-Qualified] Application Form

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                                       5

    I UNDERSTAND THAT METROPOLITAN LIFE INSURANCE COMPANY DOES NOT GUARANTEE THE TAX CONSEQUENCES OF THE ANNUITY, AND I SHOULD CONSULT MY OWN TAX ADVISOR PRIOR TO PURCHASE OF THE ANNUITY AND PRIOR TO THE PURCHASE OR EXERCISE OF THE WITHDRAWAL OPTION.

    _____________________________________________  Date: _______________________
    Signature of Annuitant/Owner                             Month/Day/Year

    IF YOU HAVE ANY QUESTIONS ABOUT THE ANNUITY PRODUCT, YOU CAN CONTACT US AT 1-866-438-6477 BETWEEN THE HOURS OF 8:00 AM ET AND 6:00 PM ET, MONDAY THROUGH FRIDAY.

                       METROPOLITAN LIFE INSURANCE COMPANY
                                [200 Park Avenue
                               New York, NY 10166]

                               [Variable Builder Non-Qualified] Application Form